UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 20, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	September ‘12	October ‘12	November ‘12
Process Management	+10 to +15	+5 to +10	0 to +5
Industrial Automation	-10	-10 to -5	-10 to -5
Network Power	-15 to -10	-10 to -5	-5 to 0
Climate Technologies	-5 to 0	-5 to 0	0 to +5
Commercial & Residential Solutions	-5 to 0	0 to +5	+5
Total Emerson	-5 to 0	-5 to 0	0

November 2012 Orders Comments:

Trailing three-month orders were flat, as cautious business investment continued to reflect global economic uncertainty.  Order trends improved in Network Power, Climate Technologies, and Commercial & Residential Solutions, and growth in Process Management continued.  Industrial Automation demand remained weak.  Currency translation added 3 percentage points.  Poor market visibility and mixed economic indicators in the U.S., Europe, and China are expected to result in slow and choppy order patterns in the near term.

Oil and gas, chemical, and power end markets continued to support orders growth in Process Management, as strong results in Asia and the Middle East and Africa offset slowing demand in North America and difficult comparisons.  Underlying orders, which exclude favorable currency translation of 8 percentage points, decreased modestly, primarily due to a shorter reporting period compared to the prior year.  With comparable reporting days, the pace of underlying orders growth slowed slightly from the previous month.  The currency translation impact includes favorable backlog revaluation.

Industrial Automation orders declined as weakness in global capital goods end markets continued, particularly in Europe.  The decrease was most severe in the power generating alternators and industrial motors business.  Currency translation had a negligible impact.

Improvement continued in Network Power order trends but remained negative, as weakness in global telecommunications and information technology end markets persisted. The rate of decline in Asia and Europe improved in the network power systems business, while end markets in the Americas remained challenged.  Favorable prior year comparisons continued to benefit orders growth in the embedded computing and power business.  Currency translation had a negligible impact.

Climate Technologies orders grew modestly, as demand in the U.S. and Asia improved.  Growth in Europe reflected stabilizing market conditions and favorable comparisons.  Refrigeration end markets remained weak.  Currency translation had a negligible impact.

Commercial & Residential Solutions orders growth reflected continued solid demand in U.S. residential end markets.  Growth was particularly strong in the residential storage and wet/dry vacuums businesses.  Currency translation had a negligible impact.

Upcoming Investor Events

On Tuesday, February 5, 2013, Emerson will report first quarter 2013 results.  Management will discuss the results during a conference call at 2:00 p.m. ET (1:00 p.m. CT) the same day.  Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form.  A replay of the conference call will remain available for approximately three months after the call.

Emerson will host its 2013 Investor Conference in Columbus, Ohio, beginning at 3:00 p.m. ET on Monday, February 11, and ending at 1:00 p.m. ET on Tuesday, February 12.  Management will provide a company overview and a detailed review of Emerson Network Power, including tours of two nearby facilities.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: December 20, 2012	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary